                                 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 24, 2002

                                                                                     REGISTRATION N0. 333-_____

                                                  SECURITIES AND EXCHANGE COMMISSION
                                                        WASHINGTON, D.C. 20549

                                                               FORM S-8
                                                        REGISTRATION STATEMENT

                                                                 UNDER

                                                      THE SECURITIES ACT OF 1933

                                                            DILLARD'S, INC.
                                 --------------------------------------------------------------------
                                 (Exact Name of Registrant as Specified in its Governing Instruments)

                          DELAWARE                                                 71-0388071
               ------------------------------                                 -------------------
                (State or Other Jurisdiction of                                 (I.R.S. Employer
               Incorporation or organization)                                    Identification No.)

                                                          1600 CANTRELL ROAD
                                                      LITTLE ROCK, ARKANSAS 72201
                                                             501-376-5200
                           --------------------------------------------------------------------------------
         (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

         PAUL J. SCHROEDER, JR.                               JAMES I. FREEMAN
         VICE PRESIDENT AND                                   SENIOR VICE PRESIDENT AND
         GENERAL COUNSEL                                      CHIEF FINANCIAL OFFICER
         DILLARD'S, INC.                                      DILLARD'S, INC.
         1600 CANTRELL ROAD                                   1600 CANTRELL ROAD
         LITTLE ROCK, ARKANSAS 72201                          LITTLE ROCK, ARKANSAS 72201
         501-376-5200                                                  501-376-5200

                                                  MICHAEL E. KARNEY
                                              FRIDAY, ELDREDGE & CLARK
                                                 2000 REGIONS CENTER
                                                400 W. CAPITOL AVENUE
                                          LITTLE ROCK, ARKANSAS 72201-3493
                                                    501-376-2011
                  ---------------------------------------------------------------------------------
        (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

                                                   DILLARD'S, INC.
                                  2000 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN
                  ---------------------------------------------------------------------------------
                                              (Full Title of the Plan)

                                           CALCULATION OF REGISTRATION FEE
                                                                        PROPOSED
                                                    PROPOSED            MAXIMUM
     TITLE OF                                       MAXIMUM            AGGREGATE        AMOUNT OF
SECURITIES TO             AMOUNT TO BE           OFFERING PRICE        OFFERING        REGISTRATION
BE REGISTERED(1)         REGISTERED(1)(2)         PER SHARE(3)            PRICE           FEE(4)
----------------------------------------------------------------------------------------------------------------------------
Class A Common Stock,
par value $.01 per share  7,000,000 shares          $28.46           $199,220,000       $18,328.24

(1)      To the extent to which interests in the Plan constitute separate  securities,  this Registration  Statement shall be deemed to register an indeterminate  amount of such interests in the Plan in accordance with Rule 416(c).  This  Registration  Statement also covers any  additional  shares of the  Registrant's  Common Stock that may hereafter  become  issuable as a result of the adjustment provisions of the Plan or of the Common Stock in accordance with Rule 416(a).

(2)      The shares of Common Stock offered hereby are offered pursuant to the Dillard's,  Inc. 2000 Incentive and  Nonqualified  Stock
         Option Plan.

(3)      Pursuant to Rule 457(c) under the Securities  Act of 1933, as amended,  the proposed  maximum  offering price per share is the average of the high and low price per share of the Common Stock on May 22, 2002.

(4)      Pursuant to Rule 457(h)(2), no registration fee is required with respect to the interests in the Plan.

                                                               PART I

                                          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         The documents  containing the  information  specified in Part I of Form S-8 will be sent or given to  participants in the 2000
Incentive and Nonqualified  Stock Option Plan (the "Plan"),  of Dillard's,  Inc. and its subsidiaries (the "Company"),  as specified by
Rule 428(b)(1)  promulgated by the Securities and Exchange  Commission (the "Commission")  under the Securities Act of 1933, as amended
(the "Securities Act").

         Such documents are not being filed with the  Commission,  but constitute  (along with the documents  incorporated by reference into the  Registration  Statement  pursuant to Item 3 of Part II hereof) a prospectus  that meets the  requirements of Section 10(a) of the Securities  Act. The documents  incorporated  by reference  into the  Registration  Statement  pursuant to Item 3 of Part II hereof will be available to participants in the Plan,  without  charge,  upon written or oral request.  Any such request should be directed to either Paul J.  Schroeder,  Jr., Vice President and General  Counsel,  or James I. Freeman,  Senior Vice President and Chief  Financial
Officer, Dillard's, Inc., 1600 Cantrell Road, Little Rock, Arkansas 72201, telephone 501-376-5200.

                                                                PART II

                                          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
                                                     (Not Required in Prospectus)

ITEM 3  INCORPORATION OF DOCUMENTS BY REFERENCE

         The  following  documents,  which have been filed by the Company with the  Commission  pursuant to the  Securities  Act or the
Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

                  (a)      The  Company's  Annual  Report on Form 10-K for the year ended  February  2, 2002 (File No.  1-6140) and any amendments thereto.

                  (b)      (i)      The Company's  Registration  Statement on Form 8-A dated March 15, 2002 (File No. 1-6140),  and any amendments thereto.

                           (ii)     The  Company's  Quarterly  Report on Form 10-Q for the period ended May 5, 2001 (File No.  1-6140), and any amendments thereto.

                           (iii)    The Company's  Quarterly Report on Form 10-Q for the period ended August 4, 2001 (File No. 1-6140), and any amendments thereto.

                           (iv)     The  Company's  Quarterly  Report on Form 10-Q for the  period  ended  November  3, 2001  (File No.
                                    1-6140), and any amendments thereto.

                                    (v)     The Company's Proxy  Statement on Schedule 14A for the Annual Meeting of Stockholders  held on May 18, 2002 (File No. 1-6140), and any amendments thereto.

                           (vi)     The Company's Current Report on Form 8-K dated March 21, 2001 (File No. 1-6140).

                           (vii)    The Company's Current Report on Form 8-K dated March 2, 2002 (File No. 1-6140).

                  (c)      The description of the Company's Class A Common Stock  contained in the  Registration  Statement on Form 8-A filed with the  Commission on June 7, 1989,  and any amendment or report filed with the  Commission  for the purpose of updating such description.

         In addition,  all documents  filed by the Company with the Commission  pursuant to Section 13(a),  13(c),  14 or 15 (d) of the
Exchange  Act  after the date of this  Registration  Statement  and  prior to the  termination  of the  offering  shall be deemed to be incorporated  by reference into this  Registration  Statement and to be a part hereof from the date of the filing of such document with the Commission.  Any statement  contained in a document  incorporated by reference  herein shall be deemed to be modified or superseded for  purposes of the  Registration  Statement  to the extent  that a  statement  contained  herein or in any other  subsequently  filed document which also is or is deemed to be incorporated by reference herein modifies  or  supersedes  such  statement.  Any  statement  so  modified or  superseded  shall not be deemed,  except as so modified or superseded, to constitute a part of the Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable. The class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         William H. Sutton, a partner in Friday,  Eldredge & Clark,  beneficially owns or has the right to acquire 27,000 shares of the
Company's Class A Common Stock either  directly or indirectly  through  aggregated  accounts in a retirement plan maintained by the law firm.  Mr.  Sutton is also a director  of the  Company.  Additionally,  Friday,  Eldredge & Clark from time to time acts as counsel for the Company in various matters.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the  Delaware  General  Corporation  Law,  as  amended,  provides  that a  corporation  shall have the power to indemnify  any person who was or is a party or is  threatened  to be made a party to any  threatened,  pending or  completed  action or proceeding,  whether civil,  criminal,  administrative or investigative,  by reason of the fact that he is or was a director,  officer, employee  or agent of the  corporation  or is or was  serving  at is request  in such  capacity  in  another  corporation  or  business association,  against expenses  (including  attorneys' fees),  judgments,  fines and amounts paid in settlement actually and reasonably incurred by him in connection  with such action,  suit or  proceeding if he acted in good faith and in a manner he reasonably  believed to be in or not opposed to the best  interests  of the  corporation,  and with  respect to any criminal  action or  proceeding,  had no reasonable cause to believe his conduct was unlawful.

         Section  102(b)(7) of the Delaware General  Corporation  Law, as amended,  permits a corporation to provide in its certificate of  incorporation  that a director of the  corporation  shall not be  personally  liable to the  corporation  or its  stockholders  for monetary  damages for breach of  fiduciary  duty as a  director,  except for  liability  (i) for any breach of the  director's  duty of loyalty to the corporation or its stockholders,  (ii) for acts or omissions not in good faith or which involve  intentional  misconduct or a knowing  violation of law,  (iii) under Section 174 of the Delaware  General  Corporation  Law, or (iv) for any  transaction  from which the director derived an improper personal benefit.

         Article IX of the Company's  Certificate of  Incorporation  provides for the  elimination of personal  liability of a director for breach of fiduciary duty as permitted by Section 102(b)(7) of the Delaware General Corporation Law.

         Article III of the Company's By-laws, as amended, provides for the indemnification of directors and officers by the Company.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

         The exhibits filed as part of this Registration Statement are as follows:

         EXHIBIT
         NUMBER                     DESCRIPTION
         ------                     -----------

         4.1                        Restated  Certificate of Incorporation of Dillard's,  Inc.  (Incorporated by reference to Exhibit 3 of the  Company's  Quarterly  Report or Form 10-Q for the  quarter  ended  August 1, 1992 (File No.
                                    1-6140)).

         4.2                        Bylaws of  Dillard's,  Inc.  (Incorporated  by  reference to Exhibit 3.1 of the  Company's  Current
                                    Report on Form 8-K dated March 2, 2002 (File No. 1-6140)).

         4.3                        Rights  Agreement,  dated as of March 2, 2002 between the Company,  the  Registrar and the Transfer
                                    Company,  as Rights Agent  (Incorporated  by reference to Exhibit 1 of the  Company's  Registration
                                    Statement on Form 8-A dated March 15, 2002 (File No. 1-6140)).

         4.4                        Dillard's,  Inc. 2000 Incentive and Non-qualified  Stock Option Plan  (Incorporated by reference to
                                    Exhibit  10(e) of the  Company's  Annual  Report on Form 10-K for the year ended  February  3, 2001
                                    (File No. 1-6140)).

         5.1*                       Opinion of Friday, Eldredge & Clark, LLP.

         23.1*                      Consent of Friday, Eldredge & Clark, LLP (included in Exhibit 5.1).

         23.2*                      Consent of Deloitte & Touche, LLP.

         24.1*                      Powers of Attorney (included as part of the signature page hereto).

----------------
*Filed herewith.

ITEM 9. UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         A.       (1) To file,  during  any  period in which  offers  or sales  are being  made,  a  post-effective  amendment  to this
Registration  Statement to include any material  information with respect to the plan of distribution  not previously  disclosed in the
Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such  post-effective  amendment shall be deemed to be a new registration  statement  relating to the securities  offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from  registration by means of a post-effective  amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The  undersigned  Registrant  hereby  undertakes  that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's  annual report pursuant to Section 13 (a) or Section 15 (d) of the Exchange Act (and where  applicable, each filing of an employee  benefit  plan's  annual  report  pursuant to Section  15(d) of the Exchange  Act) that is  incorporated  by reference  in the  Registration  Statement  shall be deemed to be a new  registration  statement  relating  to the  securities  offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as  indemnification  for liabilities  arising under the Securities Act may be permitted to directors,  officers and controlling persons of the Registrant pursuant to the foregoing provisions,  or otherwise,  the Registrant has been advised that in the opinion of the  Commission  such  indemnification  is against  public  policy as expressed  in the  Securities  Act, and is,  therefore unenforceable  in the event that a claim for  indemnification  against such  liabilities  (other than the payment by the  Registrant of expenses  incurred by a director,  officer or controlling  person of the Registrant in the  successful  defense of any action,  suit or proceeding) is asserted by such director,  officer or  controlling  person in connection  with the  securities  being  registered,  the
Registrant  will,  unless in the opinion of its  counsel the matter has been  settled by  controlling  precedent,  submit to a court of appropriate  jurisdiction  the  question  of whether  such  indemnification  by it is against  public  policy and as  expressed  in the
Securities Act and will be governed by the final adjudication of such issue.

                                                              SIGNATURES
                                                              ----------

         Pursuant to the  requirements  of the  Securities  Act of 1933, as amended,  the  Registrant  certifies that it has reasonable grounds to believe  that it meets all of the  requirements  for filing on Form S-8 and has duly caused this  Registration  Statement on
Form S-8 to be signed on its behalf by the  undersigned,  thereunto duly approved,  in the City of Little Rock,  State of Arkansas,  on
the 24 day of May, 2002.

                                                              DILLARD'S, INC.

                                                              By:     /s/ James I. Freeman
                                                                 -------------------------------
                                                                       James I. Freeman
                                                                       Chief Financial Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Paul J.
Schroeder and James I. Freeman his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in their capacities and on the dates indicated.

                  SIGNATURE                                                     TITLE
                  ---------                                                     -----

   /s/ William Dillard II                                            Chief Executive Officer and Director
---------------------------------------------
        William Dillard   II                                         (Principal Executive Officer)

  /s/ Alex Dillard                                                   President and Director
---------------------------------------------
       Alex Dillard

  /s/ Mike Dillard                                                   Executive Vice President and Director
---------------------------------------------
       Mike Dillard

  /s/ Drue Corbusier                                                 Executive Vice President and Director
---------------------------------------------
       Drue Corbusier

  /s/ James I. Freeman                                               Senior Vice President and Chief
---------------------------------------------
       James I. Freeman                                               Financial Officer and Director

  /s/ Calvin N. Clyde, Jr.                                           Director
----------------------------------------------
      Calvin N. Clyde, Jr.

 /s/ Will D. Davis                                                   Director
----------------------------------------------
      Will D. Davis

 /s/ Robert C. Connor                                                Director
----------------------------------------------
      Robert C. Connor

 /s/ William H. Sutton                                               Director
----------------------------------------------
      William H. Sutton

 /s/ John Paul Hammerschmidt                                         Director
----------------------------------------------
      John Paul Hammerschmidt

 /s/ John H. Johnson                                                 Director
-----------------------------------------------
      John H. Johnson

                                          EXHIBIT INDEX
                                          -------------

EXHIBIT
NUMBER                                               DESCRIPTION
------                                               -----------

         4.1                        Restated  Certificate of Incorporation of Dillard's,  Inc.  (Incorporated by reference to Exhibit 3 of the  Company's  Quarterly  Report or Form 10-Q for the  quarter  ended  August 1, 1992 (File No.
                                    1-6140)).

         4.2                        Bylaws of  Dillard's,  Inc.  (Incorporated  by  reference to Exhibit 3.1 of the  Company's  Current
                                    Report on Form 8-K dated March 2, 2002 (File No. 1-6140)).

         4.3                        Rights  Agreement,  dated as of March 2, 2002 between the Company,  the  Registrar and the Transfer
                                    Company,  as Rights Agent  (Incorporated  by reference to Exhibit 1 of the  Company's  Registration
                                    Statement on Form 8-A dated March 15, 2002 (File No. 1-6140)).

         4.4                        Dillard's,  Inc. 2000 Incentive and Non-qualified  Stock Option Plan  (Incorporated by reference to
                                    Exhibit  10(e) of the  Company's  Annual  Report on Form 10-K for the year ended  February  3, 2001
                                    (File No. 1-6140)).

         5.1*                       Opinion of Friday, Eldredge & Clark, LLP.

         23.1*                      Consent of Friday, Eldredge & Clark, LLP (included in Exhibit 5.1).

         23.2*                      Consent of Deloitte & Touche, LLP.

         24.1*                      Powers of Attorney (included as part of the signature page hereto).

----------------
*Filed herewith.